EXHIBIT 12

                         THE BEAR STEARNS COMPANIES INC.
            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                        (IN THOUSANDS, EXCEPT FOR RATIOS)

                                          (Unaudited)
                                       Nine months Ended                                  Fiscal Year Ended
                              -----------------------------------  ------------------------------------------------------------
                                 August 31,         August 31,        November 30,        November 30,         November 30,
                                    2007               2006               2006                2005                 2004
                              -----------------  ----------------  ------------------  -------------------  ------------------
Earnings before taxes
   on income                  $   1,563,689       $  2,253,790      $     3,146,630       $   2,207,059        $   2,022,154
                              -----------------  ----------------  ------------------  -------------------  ------------------
Add: Fixed Charges

      Interest                    7,788,885          5,264,074            7,324,254           4,141,653            1,609,019

      Interest factor
        in rents                     19,424             39,576               54,699              44,723               37,143
                              -----------------  ----------------  ------------------  -------------------  ------------------

  Total fixed charges             7,808,309          5,303,650            7,378,953           4,186,376            1,646,162
                              -----------------  ----------------  ------------------  -------------------  ------------------
Earnings before fixed
   charges and taxes
   on income                  $   9,371,998       $  7,557,440       $   10,525,583       $   6,393,435        $   3,668,316
                              =================  ================  ==================  ===================  ==================
Preferred stock
  dividend requirements       $      22,612       $     24,345       $       32,729       $      36,711        $      42,214

Total combined fixed
   charges and
   preferred stock
   dividends                  $   7,830,921       $  5,327,995       $    7,411,682       $   4,223,087        $   1,688,376
                              -----------------  ----------------  ------------------  -------------------  ------------------
Ratio of earnings to
   fixed charges                      1.2              1.4                   1.4                 1.5                  2.2

Ratio of earnings to
   combined fixed
   charges and
   preferred stock
   dividends                          1.2              1.4                   1.4                 1.5                  2.2
                              -----------------  ----------------  ------------------  -------------------  ------------------


                                      Fiscal Year Ended
                              ----------------------------------
                                November 30,      November 30,
                                    2003              2002
                              ----------------  ----------------
Earnings before taxes
   on income                     $   1,772,269     $   1,310,963
                              ----------------  ----------------
Add: Fixed Charges

      Interest                       1,400,953         1,762,580

      Interest factor
        in rents                        36,038            37,735
                              ----------------  ----------------

  Total fixed charges                1,436,991         1,800,315
                              ----------------  ----------------
Earnings before fixed
   charges and taxes
   on income                     $   3,209,260     $   3,111,278
                              ================  ================
Preferred stock
  dividend requirements          $      48,084     $      53,142

Total combined fixed
   charges and
   preferred stock
   dividends                     $   1,485,075     $   1,853,457
                              ----------------  ----------------
Ratio of earnings to
   fixed charges                        2.2               1.7

Ratio of earnings to
   combined fixed
   charges and
   preferred stock
   dividends                            2.2               1.7
                              ----------------  ----------------

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